UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

UNITED STATES STEEL CORPORATION
(Name of Registrant as Specified In Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

ANCORA IMPACT FUND LP SERIES CC

ANCORA IMPACT FUND LP SERIES DD

ANCORA ALTERNATIVES LLC

ANCORA HOLDINGS GROUP, LLC

FREDRICK D. DISANTO

JAMIE BOYCHUK

ROBERT P. FISHER, JR.

DR. JAMES K. HAYES

ALAN KESTENBAUM

ROGER K. NEWPORT

SHELLEY Y. SIMMS

PETER T. THOMAS

DAVID J. URBAN

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ancora Catalyst Institutional, LP, together with the other participants named herein (collectively, “Ancora”), has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Ancora’s slate of director nominees at the 2025 annual meeting of stockholders (the “Annual Meeting”) of United States Steel Corporation, a Delaware corporation (the “Company”).

On March 17, 2025, Ancora published certain materials on www.MakeUSSteelGreatAgain.com, which are attached hereto in Exhibit 99.1 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Ancora Catalyst Institutional’s slate of highly-qualified director nominees at the 2025 annual meeting of stockholders of United States Steel Corporation, a Delaware corporation (the “Company”).

ANCORA CATALYST INSTITUTIONAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the anticipated proxy solicitation are expected to be Ancora Catalyst Institutional, Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Merlin Institutional, LP (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Impact Fund LP Series CC (“Ancora Impact CC”), Ancora Impact Fund LP Series DD (“Ancora Impact DD”), Ancora Alternatives LLC, (“Ancora Alternatives”), Ancora Holdings Group, LLC (“Ancora Holdings”), Fredrick D. DiSanto, Jamie Boychuk, Robert P. Fisher, Jr., Dr. James K. Hayes, Alan Kestenbaum, Roger K. Newport, Shelley Y. Simms, Peter T. Thomas, and David J. Urban.

As of the date hereof, Ancora Catalyst Institutional directly beneficially owns 440,932 shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company, 100 shares of which are held in record name. As of the date hereof, Ancora Bellator directly beneficially owns 239,599 shares of Common Stock. As of the date hereof, Ancora Catalyst directly beneficially owns 47,919 shares of Common Stock. As of the date hereof, Ancora Merlin Institutional directly beneficially owns 444,898 shares of Common Stock. As of the date hereof, Ancora Merlin directly beneficially owns 45,415 shares of Common Stock. As of the date hereof, Ancora Impact CC directly beneficially owns 518,909 shares of Common Stock. As of the date hereof, Ancora Impact DD directly beneficially owns 286,169 shares of Common Stock. As of the date hereof, Mr. DiSanto directly beneficially owns 10,000 shares of Common Stock. As of the date hereof, Mr. Kestenbaum directly beneficially owns 500,000 shares of Common Stock. As the investment advisor and general partner to each of Ancora Catalyst Institutional, Ancora Bellator, Ancora Catalyst, Ancora Merlin Institutional, Ancora Merlin, Ancora Impact CC, Ancora Impact DD and certain separately managed accounts (the “Ancora Alternatives SMAs”), Ancora Alternatives may be deemed to beneficially own the 440,932 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 47,919 shares of Common Stock beneficially owned directly by Ancora Catalyst, 239,599 shares of Common Stock beneficially owned directly by Ancora Bellator, 444,898 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 45,415 shares of Common Stock beneficially owned directly by Ancora Merlin, 518,909 shares of Common Stock beneficially owned directly by Ancora Impact CC, 286,169 shares of Common Stock beneficially owned directly by Ancora Impact DD and 490,030 shares of Common Stock held in the Ancora Alternatives SMAs. As the sole member of Ancora Alternatives, Ancora Holdings may be deemed to beneficially own the 440,932 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 47,919 shares of Common Stock beneficially owned directly by Ancora Catalyst, 239,599 shares of Common Stock beneficially owned directly by Ancora Bellator, 444,898 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 45,415 shares of Common Stock beneficially owned directly by Ancora Merlin, 518,909 shares of Common Stock beneficially owned directly by Ancora Impact CC, 286,169 shares of Common Stock beneficially owned directly by Ancora Impact DD and 490,030 shares of Common Stock held in the Ancora Alternatives SMAs. As the Chairman and Chief Executive Officer of Ancora Holdings, Mr. DiSanto may be deemed to beneficially own the 440,932 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 47,919 shares of Common Stock beneficially owned directly by Ancora Catalyst, 239,599 shares of Common Stock beneficially owned directly by Ancora Bellator, 444,898 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 45,415 shares of Common Stock beneficially owned directly by Ancora Merlin, 518,909 shares of Common Stock beneficially owned directly by Ancora Impact CC, 286,169 shares of Common Stock beneficially owned directly by Ancora Impact DD and 490,030 shares of Common Stock held in the Ancora Alternatives SMAs. As of the date hereof, Messrs. Boychuk, Fisher, Newport, Thomas, and Urban, Dr. Hayes and Ms. Simms do not beneficially own any shares of Common Stock.